UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2011

Abington Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-52705	20-8613037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

180 Old York Road, Jenkintown, Pennsylvania		19046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(215) 886-8280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)           At a Special Meeting of Shareholders (the “Special Meeting”) of Abington Bancorp, Inc. (the “Company”) held on May 6, 2011, shareholders of the Company approved the Agreement and Plan of Merger, dated as of January 26, 2011, by and between the Company and Susquehanna Bancshares, Inc. (the “Merger Agreement”).

(b)           There were 20,231,550 shares of common stock of the Company eligible to be voted at the Special Meeting and 16,511,427 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Special Meeting and the vote for each proposal were as follows:

1.	To approve and adopt the Agreement and Plan of Merger by and between Abington Bancorp, Inc. and Susquehanna Bancshares, Inc., dated as of January 26, 2011:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

16,127,086	375,844	8,497	--

2.	To approve the adjournment of the Special Meeting, if necessary to solicit additional proxies in favor of approval and adoption of the Merger Agreement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

15,012,619	1,481,994	16,814	--

(c)           Not applicable

ITEM 8.01           Other Events

On May 6, 2011, the Company and Susquehanna Bancshares, Inc. issued a joint press release announcing that shareholders of both companies had approved the proposed merger.  Reference is made to the joint press release dated May 6, 2011, which is included as Exhibit 99.1 hereto and incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except otherwise provided herein or incorporated into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
99.1	Press release dated May 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABINGTON BANCORP, INC.

Date: May 9, 2011	By:	/s/Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer